REGISTRATION NO. 333-93521


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                        Amendment Number 3
                                To
                             Form S-1
                      REGISTRATION STATEMENT
                               Under
                    THE SECURITIES ACT OF 1933

                      PROGOLFTOURNAMENTS.COM
       (Exact name of registrant as specified in its charter
Nevada                             0273                          98-0215222
(State or other jurisdiction of  (Primary Standard Industrial  (IRS Employer
incorporation or organization)   Classification Code Number)  Identification
                                                                      No.)

  3266 Yonge Street, Suite 1208, Toronto, Ontario M4N 3P6, CANADA
                          (416) 962-4508
(Address, including zip code, and telephone number, including area code,
            of registrants principal executive offices)

Agent for Service:                           With a Copy to:
Michael Levine, Vice-President               James Vandeberg
Progolftournaments.com                       Ogden, Murphy Wallace, P.L.L.C.
63 St. Clair Avenue West, Suite 1704         2100 Westlake Center Tower
Toronto, Ontario M4V 2Y9 CANADA              1601 Fifth Avenue
(416) 962-4508                               Seattle, Washington 98101
                                             (206) 447-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration
Statement number of the earlier effective
Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each   Amount      Proposed   Proposed         Amount of
class of        to be       Maximum    Maximum          Registration
securities to   registered  offering   price Aggregate  Fee
be registered               per unit   Offering price

Common stock    7485300     0.025 per  187132.50        52.40
                shares      share

No exchange or over-the-counter market exists for Progolftournaments.com common stock. The most recent price paid for Progolftournaments.com common stock from one investor to another was $0.025 per share. Progolftournaments.com believes this transaction supports a bona fide estimate of $0.025 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.


SUBJECT TO COMPLETION
                            Prospectus
                        ____________, 2000
                      Progolftournaments.com
                   3266 Yonge Street, Suite 1208
                 Toronto, Ontario M4N 3P6, CANADA
                          (416) 962-4508

7,485,300 Shares of Common Stock to be sold by current shareholders at a price of $0.025 per share. The price per share was arbitrarily determined by management and bears no relationship to book value or other methods of valuing stock.

This is the initial public offering of common stock of Progolftournaments.com. Only current shareholders are able to sell shares if they wish and no shares are being sold by Progolftournaments.com. No public market currently exists for the shares. None of the monies received from the sale of stock in this offering will go to Progolftournaments.com.

This Prospectus is part of a Registration Statement that permits some shareholders to sell their shares when this Prospectus is declared effective until *****, 2001. The most recent sale of Progolftournaments.com common stock occurred on December 27, 1999 at a price of $0.025 per share. These securities will be sold at $0.025 per share.

          This investment involves a high degree of risk.

               See Risk Factors beginning on page 1

We will amend and complete the information in this Prospectus. Although we are permitted by US federal securities law to offer these securities using this Prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

 Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or
accuracy of this Prospectus.   Nor have they made, nor will they
make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this document. Progolftournaments.com has not authorized anyone to provide you with information that is different.



                         TABLE OF CONTENTS

Summary of Offering                                    1

Risk Factors                                           2

Use of Proceeds                                        14

Determination of Offering Price                        14

Dilution                                               14

Selling Shareholders                                   14

Plan of Distribution                                   18

Description of Capital Stock                           18

Description of Business                                19

Description of Property                                25

Legal Proceedings                                      25

Market Price of and Dividends on Capital Stock
and Related Stockholder Matters                        25

Financial Statements                                   27

Selected Financial Data                                41

Managements Discussion and Analysis of
Financial Condition and Results of Operations          42

Changes in and Disagreements with Accountants          44

Directors and Executive Officers                       44

Executive Compensation                                 46

Security Ownership of Certain Beneficial
Owners and Management                                  46

Certain Relationships and Related Transactions         47

Disclosure of Commission Position on
Indemnification for Securities Act Liabilities         47

Financial Statements


SUMMARY

Here is a brief summary of some of the main points that you will find inside of this Prospectus:

     1.   Progolftournaments.com was incorporated under the laws
of the State of Nevada
          on September 3, 1999.  We have put together the
          business plan and started up the business.    We raised
          some start-up money from several stockholders and we
          are spending that money to get the business underway.
          There are no sales or other revenues.  We do not have
          any employees and we do not own any real estate.
     2.   Progolftournaments.com. is to be an Internet golf game
          played for cash prizes. The prizes come from the fees people pay to play the game. It brings together the skills necessary to play golf, the use of a computer and the Internet and the thrill of
          playing for cash prizes.   Management has set a target of January
          1, 2001 to have the game operating on the Internet. The golf game is being converted from a computer - played game to an Internet-played game.
3. Our Website is already established under www.progolftournaments.com. While no one can yet play in a tournament, the home page is there to be examined. The winners you see on this first version of the Website are only examples to show how it will look when there are actual winners.
4. We have two separate but related lines of business that are potential revenue producers. Neither has produced any revenue to this point. They are:

          5) Our online virtual golf store that features a fill line of golf equipment and accessories that are available to anyone with a credit card. We receive 15% of all revenues produced by this store.
6) Our online virtual golf competitions are described more fully in point 2 above.
     5. This Prospectus does not raise any money for Progolftournaments.com. It is for the benefit of shareholders that want to register and perhaps sell their stock. When this Registration Statement is declared effective by the Securities and Exchange
          Commission (SEC) and while it remains effective, these shareholders will have the option of selling their shares to another individual without a broker/dealer or through a broker/dealer or other intermediary if a public market exists. They will have the ability to sell their shares until *****, 2001.
     6.        There are number of items that are not complete:
          1) the conversion of the golf game that will take about four months;
          2) the cost involved is approximately $150,000 for this conversion; and
          3)   management has talked with several companies, some
               Internet based and some not, that we think will cooperate and cross-promote products with us.
               Every one of these concerns has withheld final approval until our game conversion is complete and they can see the finished product.






          RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this Prospectus before you decide to invest in our common stock. There is a great deal of risk involved. Any of the following risks could affect our business, its financial condition, its potential profits or losses and could result in you losing your entire investment.

The risks and uncertainties described below are all of the material risks of which we are aware.

Risks related to the business of Progolftournaments.com

Progolftournaments.com chances of success in generating enough revenue to be profitable must overcome several obstacles: Read them carefully.

     _ We have only recently developed our idea for Internet golf tournaments and our business plan was done between June, 1999 and September 3, 1999;

     - We are a start-up company. We have never had any revenues or profits and we cannot say for certain that it will operate profitably in the future.

For these reasons, you cannot depend on Progolftournaments.com providing a return on investment in the future - in fact, you could lose your entire investment.

We may not be able to attract golfers and non-golfers to play our game over the Internet.

Progolftournaments.com was formed in September of 1999 for the purpose of developing a new online game that involves an existing computer game and adapting it to be played over the Internet. While Progolftournaments.com was formed to take advantage of the popularity of both the Internet and the game of golf, we can not be sure that golfers will like our Internet game.

We will attempt to attract golfers by advertising and doing cross-promotion, perhaps with the theme of rain or shine, summer or winter you can still get in your rounds of golf. We will be dependent to a large degree on golfers for revenues as they pay for the privilege of playing. This is how we expect to generate revenues - by charging a fee to play this Internet golf game.

Our game will involve the same decisions by the player that are made on a real golf course such as what club to use and how far it is to the green. It will be easier for someone who has played golf to adapt to our Internet game. Non-golfers who enter our proposed Internet tournaments will have the same decisions to make as golfers do. As a result many non-golfers may feel that this puts them at a disadvantage and may not participate. For this reason we do not know that our Internet golf game will appeal to the non-golfing Internet user.

We will be dependent on players, mostly golfers, who:

     - understand the game
     - understand how to play
     - know what clubs to use
     - know how far to hit the ball
     - are golfers and non-golfers that desire to play like a professional
     - are easy to convince to pay-to-play.


People may find that the rules of Progolftournaments.com tournaments may stop them from playing.

The Progolftournaments.com business plan is to market participation in golf tournaments played on the Internet. What is unique about our game is that players will play the same tournament on their computer on the same golf course(s) as the professional golfers are playing on the same weekend. Each computer golfer will play four rounds, the same as the professional tour, one round on Thursday, one on Friday, one on Saturday and the final round will be played on Sunday. You cannot miss one days play and you can not play more than one round per entry per day.

The proposed Internet tournament differs slightly from the professional event because a player can enter more than once provided each entry is purchased separately on or before Thursday
of that weeks event.   There will be no cut or elimination of some
players with the highest scores. Some Internet players will not be available to play a round or rounds on each of the four days of
the professional tournament.   This could result in a lack of
interest in our proposed Internet tournaments.

Progolftournaments.com cooperation with major golf organizations may not attract players.

Progolftournaments.com plans to offer weekly Internet tournaments from the four major professional tours; the PGA, the LPGA, Senior PGA and the European PGA. Some of these events will have very limited appeal to some computer players. As an example, players in Europe may have little or no interest in one or more of the North American based tournaments and North American computer players may have limited interest in European events. If and when our Internet tournaments commence these facts could result in a lack of interest in our product in both Europe and North America resulting in our inability to ever become profitable.

The golf industry conducts special international events during the year, such as the Ryder Cup, the premier golf challenge between a team from North America and a team from Europe. These special events usually attract a great deal of interest and interfere with the play in the regularly scheduled tournaments. If we should decide to offer special events like the Ryder Cup, we may find that the interest is split so many ways between the special event and the regularly scheduled tour events, as to make every tournament and its prizes much smaller.

Progolftournaments.com will be dependent on agreements with golf tours and individual golf courses.

Agreements with the individual golf courses are necessary and agreements with the tours are also necessary if we desire to call our Internet tournaments by the same name as that of the actual professional tournaments. Initial discussions have commenced with several of the organizations and golf courses concerned. In every case further discussions and decisions were deferred until our Website is fully operational.

Being unable to reach agreement with any of the golf organizations and golf courses will result in Progolftournaments.com having to change some of its business plan. This change would be to convert the computer golf game to an Internet golf game but not to market the game that follows the professional golf tour events. We would market the game as a golf game played over the Internet where a participant pays to play and to possibly win a prize. This lack of agreements could result in a lack of people interested in our game, resulting in less revenues and profits, if any, or even losses.
Please keep in mind that we are not operational at this time and do not have any revenues.

If we do not get cross-promotion agreements to help promote our Internet golf game, we may be unable to afford advertising

We have made contact with several golf-related concerns, including magazines, cable channels and equipment manufacturers. All have reserved their decision as to whether they will cooperate in mutual promotions until our Internet game is up and fully operational. If these agreements were not in place we would be forced to heavily increase our advertising. We would be forced to buy advertisements in golf magazines, golf cable TV and other websites. We have not determined the amount of advertising that will be necessary or the costs associated with it. Costs vary according to frequency of advertising but in all cases would be very expensive. This would increase our expenses, lower or eliminate profits, if any, and could negatively affect the price of our stock.

Progolftournaments.com may enter into revenue sharing arrangements to help promote our Internet golf game that may result in failure of our business plan.

There can be no guarantee that Progolftournaments.com ever will be profitable. If we do become profitable, however, one or more of the organizations that have indicated that they would be interested in cross-promotion such as TV networks, Golf channels and golfing publications, may ask for, and Progolftournaments.com may be forced to give, a share of our potential revenues. Should this happen, we may be forced to give up a large share or all of our revenues, if any, thereby making the whole Internet golf game non-profitable. You should keep in mind that we are not in business at this time. This risk factor outlines potential problems that may come up if, and when, we get into business.

As an example, Progolftournaments.com has entered into a software licensing and revenue sharing agreement with Psygnosis, Ltd., a wholly owned subsidiary of Sony Europe, effective June 26, 2000. Psygnosis, Ltd. is the developer of the home computer golf game, Pro 18 World Golf Tour, that is being adapted for use on the Worldwide Web. Psygnosis, Ltd. will receive $1.25 of every $10.00 entry fee. If this amount were to increase or if additional unexpected expenses were to be incurred we would be unable to operate and may be required to go out of business. You should carefully consider this when making a decision as to whether or not you should invest in Progolftournaments.com..
We may face technical difficulties that could cause delays in launching our online golf game.

Our existing golf game is a game for the computer that we will modify to make it playable over the Internet. We face the highly technical task of changing the computer code of the PC game to be able to accomplish this. We do not know whether this can be done at a reasonable cost in a reasonable time frame or if can be done at all. The impact of delays could result in loss of momentum in bringing the game to the market and could result in a competitor beating us to the market and obtaining a dominating share of the online golf game market. If the cost or the time frame prove to be impractical an investor in our common stock could lose their entire investment.

Technical problems in operating and maintaining our golf website could cost us revenue and customers.

Our future players, if any, will pay a $10 entry fee for each entry in the future weekly Internet tournaments and also for practice rounds before each tournament. If Progolftournaments.com has a technical breakdown during a tournament, all of the revenues from that tournament could be lost. These breakdowns include any malfunction of the Internet, the game software, the score recording, credit card processing and the breakdown of our server, all of which are in the development stage. Should any of these breakdowns occur, we could be forced to refund all entry fees and stand a good possibility of losing credibility with the players.

Progolftournaments.com is dependent on the license agreement with Psygnosis Ltd.

If we were forced to develop an Internet golf game from the very beginning the costs would be prohibitive and the time frame very long. Our license agreement with Psygnosis Ltd. allows us to eliminate a large part of the costs and time required. If we were to lose our license with Psygnosis Ltd. we would face the problem of finding another computer golf game to convert to Internet play or to develop our own game from scratch.

Management controls Progolftournaments.com and could use that control to make decisions in their own interests

Our management effectively controls Progolftournaments.com through the stock it owns. They could use that control to make certain decisions and affect certain transactions that are to managements advantage at the expense of the other shareholders. For example a business combination could be negotiated that would retain members of the management team as highly paid employees of the resultant company while offering nothing to the other shareholders.

Management should be keeping the interests of all shareholders first and foremost but it is possible that situations like the one mentioned above could occur because of their control position. Management presently holds the following common stock positions:

Sandy Winick             1,475,000 shares    14.90%
Howard Klein             901,000 shares      09.14%
Totals                   2,376,000 shares    24.10%

Progolftournaments.com may make decisions with which shareholders might not agree should management decide to invest capital in other companies, acquire another company or combine efforts with another company.

We have made no investments in other companies nor do we intend to do so. We have not talked with any other organizations about combining our efforts. We cannot guarantee that these types of talks may not take place some time in the future. If we acquire an asset or enter into a business combination, this would likely include exchanging a large amount of Progolftournaments.com common stock, which could dilute the ownership interest of present stockholders.

The Bylaws of Progolftournaments.com give the Board of Directors the right to enter into any contract for the Company without ratification by the shareholders. Therefore, management could decide to make an investment (buy shares, loan money, etc.) without shareholder approval.

If management decides to merge with or acquire another company, Nevada Revised Statutes Section 92A.120 provides that a vote of the shareholders be held to approve or disapprove the transaction.

However, according to Nevada Revised Statutes Section 92A.130, under the following conditions a vote would not be necessary:

     7) The Articles of Incorporation of Progolftournaments.com remain the same;
     8) No shareholder of Progolftournaments.com would have fewer shares after the merge or acquisition than they had before; and
     9) The shares exchanged do not amount to over 20% of the total issued and outstanding shares after the merger or acquisition.

Management can take almost any action without Stockholder approval under Nevada law. Some of the more important actions could be to:
     - Increase salaries
     - Give stock options
     - Indefinitely delay shareholder meetings
     - Vote stock and cash bonuses
     - Issue additional shares
     - Conduct public offerings or private placements.

Even if shareholders are consulted, the management group has enough votes to insure that any action they might take would be endorsed by a majority of the voting shares.

Depending on the nature of the transaction, Progolftournaments.com stockholders may not have an opportunity to vote on whether to approve it. As a result, management could enter into a transaction in which an investor would not want to be involved as an individual. In such a case, you could lose your entire investment on a business decision that you did not have an opportunity to evaluate and agree to.


Competitors could develop their own Internet - based golf games.

While Progolftournaments.com has no knowledge specifically, it is possible that a competitor may already have a product that could compete for the Internet golf dollar. It is possible that a competitor may do things better than Progolftournaments.com. We are aware that there are many organizations that have the knowledge, technical support and financial strength to duplicate what we are doing and possibly do it better, without intruding on any copyrighted or proprietary material.

Some of our potential competitors for the Internet golf game are:

     - pre-packaged computer golf games that may be either purchased or rented
     - other Internet golf games or online activities

Potential competition for our online store is:

     - other online retail facilities
     - retail stores
     - sporting goods stores
     - discount stores

None of the above potential competitors have an Internet game based on actual golf tournaments and offering prizes.

We are aware of two online games that charge to play:

     - Everquest; and
     - Ultima III

Both of these games are fantasy shoot em up games.  They charge
$10 to play and offer no prizes.

Competition is increasing daily and investors should consider this when making an investment in Progolftournaments.com. The more competitors that we have could result in not attracting enough players to make us profitable and have a negative affect on the price of our stock.

Progolftournaments.com may not have any exclusive intellectual property.

The intellectual property of Progolftournaments.com is a combination of already established technologies. A home computer golf game is being modified for use on the Internet. Credit card processing will be done by an established concern specializing in that function; basic business software will record plays and scores. We are not sure that we have any intellectual property to protect!

We believe that we have an unique combination of technologies. Whether the combination can be defended is doubtful. If a clear violation happens Progolftournaments.com may not have the money to defend its intellectual property in one or more countries. If we do not have the funds to defend our product we could not continue with our Internet golf game. This could result in Progoftournaments.com losing money, being forced to cease operations and a loss of your complete investment. Consider these points carefully before you decide to invest.

Heavy dependence on individuals who will not devote full time and attention to the affairs of Progolftournaments.com could result in delays or business failure.

Progolftournaments.com will be heavily dependent upon the directors skills, talents and abilities to implement its business plan. It may, from time to time, find that this inability to devote full time and attention to its affairs could result in delay(s) in establishment of its business or even in failure of the business. At the present time we have no full-time employees. The officers and directors earn their livelihood elsewhere. It is the feeling of the Board of Directors that paying one or more of the directors as a full-time employee at this stage in the development could put an unreasonable amount of strain on our cash reserves. Because you will be dependent on the performance and business judgement of management, should you decide to invest, you should carefully and critically consider these three individuals backgrounds. See Directors and Executive Officers.

We have no employment contracts or agreements with Directors and Officers.

Progolftournaments.com depends on Howard Klein, Michael Levine and Sandy Winick to continue to work to develop our game. At this time we do not have an employment agreement with Mr. Klein, Mr. Levine or Mr. Winick. We cannot be sure that they will continue to manage our affairs in the future. If we should lose the services of one or all of the officers and directors, or if one or more should decide to join a competitor or otherwise compete with Progolftournaments.com, this could have a negative affect on the business and could cause the price of your stock to decline. Mr. Klein, Mr. Levine and Mr. Winick would be difficult to replace.


Financial Risks

Progolftournaments.com has no operating history and financial results are uncertain

An investor in Progolftournaments.com common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. Progolftournaments.coms ability to achieve and then sustain favorable operating results will depend on costs related to:

     - identifying and developing cooperative marketing
     - relationships with golf-related organizations;
     - testing the Progolftournaments.com Internet golf game;
     - identifying and marketing to prospective players;
     - evaluation and expense of entering into a new business opportunity;
     - the expense of delays in introducing or making any necessary adjustments and improvements to the Progolftournaments.com online game;
       and
     - general economic conditions, as well as those specific to the related industries.

As a result of our limited operating history it is difficult to accurately forecast potential revenue. There is no historical financial data upon which to base planned operating expenses. Progolftournaments.com expects to significantly increase its operating expenses to test, market and create a solid base of participating players. ( See Liquidity and Capital Resources)

Progolftournaments.com has not commenced operations or achieved profitability and expects to incur net losses for the foreseeable future and may never become profitable. This limited operating history makes it difficult to forecast its future operating results. Progolftournaments.com expects to continue to incur marketing, sales, product development and general and administrative expenses. As a result it will need to generate revenues and/or raise additional funds to achieve profitability and there can be no assurance that funds will be available.
If Progolftournaments.com does not become profitable, it may be unable to maintain its presence on the Worldwide Web and its Website. If Progolftournaments.com does achieve profitability it cannot be certain that it will sustain or increase profits.

Because of its limited financial resources, Progolftournaments.com will be unable to diversify its activities to provide additional sources of revenue to offset losses should its business plan prove to be impractical.

It is possible that a severe economic downturn could result in diminishing activity. Golf equipment and clothing manufacturers who could possibly cross promote could shrink their advertising budgets and eliminate any cross promotion.

We depend on additional financing to properly implement our Internet golf game and to provide working capital.

Progolftournaments.com has only $4,536 in cash as of June 30, 2000 and these funds are inadequate to fully implement its business plan and to commence play. Progolftournaments.com will require additional working capital to fund its business development. We realize that an ongoing advertising and promotion budget will be necessary in addition to any cross promotion arranged with cooperating concerns.

Commencement of tournament play on the Worldwide Web will undoubtedly require some hiring of staff and leasing of premises. Telephones, Internet access charges, Website maintenance and other office costs will add to the need for additional capital. Management estimates that it will require between $600,000 and one million dollars of additional capital to supply the needed funding over the next year until sales volume is high enough to support ongoing operations.
We will have to accomplish the following:

     10)  conversion of the computer game for play on the Internet
11) have lease deposits and have six months lease payments in reserve
12)  purchase office equipment, furniture and supplies
13)  purchase computer equipment and software
14) cover recruiting costs and have six months salaries in reserve
15)  create an advertising campaign and budget
16)  maintain a travel budget


Additional financing may not be available, or if available, may be on terms that will seriously dilute ownership interests of investors.

If Progolftournaments.com raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock. If common stock is issued in return for additional funds, the price per share could be lower than that paid by present stockholders. The result of this would be a lessening of each present stockholders relative percentage interest in Progolftournaments.com. This condition is often referred to as dilution.

The ultimate success of Progolftournaments.com will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Progolftournaments.com has not investigated the availability, source or terms that might come with additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on acceptable terms. If not available, the operations of Progolftournaments.com would have to be terminated and we would be forced to close the business, resulting in a complete loss of your investment.

Potential business combinations could dilute stockholder value and adversely affect operating results
Progolftournaments.com may consider a future financing or business combination that, because of the size of the related stock issuance, could result in a majority of the voting power being transferred to the new investor(s). The result would be that the new shareholder(s) would control Progolftournaments.com and persons unknown could replace current management. It is uncertain whether any such replacement would continue to implement Progolftournaments.com current business plan.

Large stockholders of Progolftournaments.com could sell their shares resulting in a change of control and/or direction.

Progolftournaments.com significant shareholders, namely the President, Howard Klein, the Treasurer, Sandy Winick, Mary McGowan and other large shareholders could sell their shares to an outside party, resulting in a change in control of the Company and a change in business direction. If this occurs, the remaining holders of shares of Progolftournaments.com stock could be affected adversely as a new control group could reverse-split the stock, effectively eliminating the small shareholders.

The following is a list of large shareholders and the percentage of the issued and outstanding shares that they own.

Name                        Number of Shares     Percentage Owned
Howard Klein                    901,000                  09.14
Sandy Winick                    1,475,000                14.96
Mary McGowan                    2,700,000                27.38
Deep Water Investments Limited  475,000                  04.82
H. Davidson Construction Inc    475,000                  04.82
Magnum Holdings, Ltd.           476,000                  04.82
Carolyn McGowan                 400,300                  04.06
Jennifer McGowan                400,368                  04.06
Lynn Stewart                    1,000,000                10.14
Ron Perlman                     475,000                  04.82
Charles Sciberras               476,000                  04.82

Major shareholders as a group   9,253,668                93.84%

If you are considering investing in our stock you should be aware that all shares in Progolftournaments.com other than those of Mr.
Winick and Mr. Klein are being registered and will be available for sale pursuant to this prospectus.

The option given to Psygnosis Ltd. could result in depressed prices for our stock or a shift of control.

We have given Psygnosis, Ltd., the developer of the computer golf game a three-year option beginning June 26, 2000 to acquire
3,287,100 shares of common stock equal to 25% of the company, if exercised. The terms of the option are:

     - Total exercise price is one dollar.
     - Option term is three years from April 26, 2000, the effective date of the licensing agreement or for a period of two years after an Initial Public Offering, whichever comes first.

The exercise of this option and subsequent resale of the stock could depress the market value, if any, and could result in Psygnosis having control of the operations of Progolftournaments.com.


Risks Related to the Securities Market

There is no liquidity for the common stock of Progolftournaments.com.
There is presently no demand for the common stock of our company. There is presently no public market in the shares. While we intend to apply for a quotation on the NASD Bulletin Board quotation service, we cannot guarantee that our application will be approved and our stock listed and quoted for sale.

Progolftournaments.com common stock has no prior market and resale of your shares may be difficult.

There is no public market for Progolftournaments.com common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate their investment without considerable delay, if at all.

The trading market price of Progolftournaments.com common stock may decline below the price at which it was sold by selling stockholder(s). If a market should develop, the price may be highly volatile. In addition, an active public market for Progolftournaments.com common stock may not develop or be sustained. If selling stockholders sell all or substantial amounts of their common stock in the public market (see Selling Stockholders), the market price of our common stock could fall.

In addition, all 6,076,000 shares held by officers, directors and affiliates, will be eligible for sale. They will be able to offer a percentage of their shares every three months beginning September, 2000, under Rule 144 of the Securities Act. Rule 144 states that officers, directors and others holding restricted securities, such as those held by Mr. Klein, Mr. Winick, Ms. McGowan and Ms Stewart, after an initial holding period on one year after issue, may each sell in a broker transaction an amount equal to 1% of the total issued and outstanding common stock every three months.

Owing to the low price of our securities many brokerage firms may not be willing to deal in the securities. Even if a purchaser finds a broker willing to make a transaction in Progolftournaments.com common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Progolftournaments.com stock.

SEC rules on penny stocks could affect your ability to re-sell
Progolftournaments.com stock.

The securities of Progolftournaments.com, when available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker/dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase accredited investors means:

       -    institutions with assets exceeding $5,000,000

       - individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 or that, combined with a spouses income, exceeds $300,000.

For transactions covered by the rule, the broker/dealer must make a special suitability determination for the purchaser and receive the purchasers written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of the Companys securities to buy or sell in any market that may develop.

Under Rule 15g(2) a broker/dealer wishing to transact a sale of a penny stock must supply a document to the potential buyer that:

     18)  contains a description of the nature and level of risk;
19) Outlines the brokers or dealers duties to the purchaser and of the rights and remedies available with respect to violations of such duties and other requirements of Federal Securities law;
20)  defines significant terms used in the disclosure document;
and
     4) contains such other information in the proper form of language, type size and format as the Commission might require.

Under Rule 15 (g)(3) a broker/dealer must:

          21) reveal the bid and ask price of the securities in question and reveal any other useful and reliable information concerning the securities.
22) disclose the number of shares to which the bid and ask prices apply and any other information available concerning the liquidity of the securities.
23) Reveal the amount of compensation to be received in connection with the transaction.
24) provide the client with penny stocks in their account with a monthly statement showing the market value of the stock or stating that a market value cannot be determined because firm quotes are not available.
To Summarize:

       -    Progolftournaments.com  stock is a penny stock.
       -    Some states will not allow you to sell to their citizens.
       - Some broker/dealers will not handle transactions in penny stocks.
       -    SEC rules make selling your stock a cumbersome procedure.
       - Penny stock markets can be very volatile with large swings up or down.

Investors may face significant restrictions on the resale of Progolftournaments.com stock due to state and laws and regulations

Progolftournaments.com securities have not been registered for resale under the blue sky laws of any state and the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy the securities of Progolftournaments.com. Accordingly, investors should consider the secondary market for Progolftournaments.com securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.



USE OF PROCEEDS

This Prospectus is part of a Registration Statement that permits selling shareholders to sell their shares in the future. Because this Prospectus is solely for the purpose of selling shareholders, Progolftournaments.com will not receive any proceeds from the sale of stock being offered. Directors, Mary McGowan and Lynn Stewart (affiliates due to the size of their holdings) will be restricted to selling one percent of the total issued and outstanding common stock each calendar quarter or 98,613 shares per quarter. All other stockholders will be able to sell any or all of their shares at any time they can locate a buyer.


DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing Progolftournaments.com shareholders to sell their stock. The selling shareholders may sell their shares when the Registration Statement becomes effective or they may elect to sell some or all of their shares at a later date as long as this Registration Statement is effective at a price of $ 0.025 per share


DILUTION

This offering is for sales of stock by existing Progolftournaments.com shareholders upon the effective date of this prospectus or in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. The current net tangible book value of the common stock is: $ 0.0053 per share.

Prospective investors should be aware, however, that the price of Progolftournaments.com shares was determined arbitrarily by management and selling shareholders and does not bear any relationship to net tangible book value per share. The price received by selling stockholders and paid by purchasing investors will be determined by supply and demand. If the demand for the common stock of Progolftournaments.com exceeds the available supply, the price will tend to go up. Conversely, if the supply exceeds the demand, the price will tend to go down. In both of the above cases the change in price may have no relation to the book value of the company or its profits or losses.


SELLING SHAREHOLDERS

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by each shareholder before this offering; the amount to be offered for the account of each shareholder and the amount and percentage of the company owned by each shareholder following completion of the offering:


Name                Position with  Number    No. of  No. of   Percent
                    Company        of Shares Shares  Shares   Owned
                                   Owned     Offered After    After
                                             Offering(1)      Offering

731149 Ontario Limited   None      1,000     1,000    -0-     -0-

Bernie Anderson          None      2,680     2,680    -0-     -0-

Robert Baron             None        268       268    -0-     -0-

Baroness Investments
Limited                  None      1,000     1,000    -0-     -0-

Building Supplies
International            None        200       200    -0-     -0-

C.A.P.S Consulting       None        200       200    -0-     -0-

William Davies           None        200       200    -0-     -0-

Deep Water
Investment Inc.          None      475000   475000    -0-     -0-

Geoffrey Earle           None        200       200    -0-     -0-

Jan Francis              None        500       500    -0-     -0-

Mark Francis             None        500       500    -0-     -0-

Jeffrey Goldberg         None        500       500    -0-     -0-

Maggie Goldberg          None        500       500    -0-     -0-

Debbie Green             None      475,200   475,200  -0-     -0-

Robert Hashimoto         None        200       200    -0-     -0-

David Hume               None        600       600    -0-     -0-

H. Davidson
Construction Inc.        None      475,000   475,000  -0-     -0-

Marcia Klein             None        200       200    -0-     -0-

Myer Klein               None        200       200    -0-     -0-

Raymond Teaitch          None        400       400    -0-     -0-

Tilley Levine            None       2,000     2,000   -0-     -0-

Joy Lipson               None        600       600    -0-     -0-

Marcia Lipson            None        600       600    -0-     -0-

Magnum Holdings, Ltd.    None      476,000   476,000  -0-     -0-

Miriam Manzo             None        200       200    -0-     -0-

Jack Martino             None        200       200    -0-     -0-
Sasha Mazzuca            None        200       200    -0-     -0-

Stefan Mazzuca           None        200       200    -0-     -0-

Carolyn McGowan          None      400,300   400,300  -0-     -0-

Jennifer McGowan         None      400,368   400,368  -0-     -0-

Lydia McGowan            None         500      500    -0-     -0-

Mary McGowan             None     2,700,000  2700000  -0-     -0-

Robert McGowan           None         300      300    -0-     -0-

Thomas McGowan           None         500      500    -0-     -0-

Elizabeth McLeod         None        9,384    9,384   -0-     -0-

Lynn Stewart             None       1000000  1000000  -0-     -0-

Monica Murad             None         1,000   1,000   -0-     -0-

Theodore Nemetz          None          500      500   -0-     -0-

Ron Pearlman             None        475,000 475,000  -0-     -0-

Resource Financial
Corporation              None          200      200   -0-     -0-

John Rosenthal           None          600      600   -0-     -0-

Brian Ross               None          500      500   -0-     -0-

Sheryl Ross              None          500      500   -0-     -0-

Sandringham Investments
Limited                  None        100,000  100,000 -0-     -0-

Charles Sciberras        None        476,000  476,000 -0-     -0-

Doris Sciberras          None          200      200   -0-     -0-

Jeffrey Sciberras        None          200      200   -0-     -0-

Joseph Sciberras         None          200      200   -0-     -0-

Peter Scibarras          None          200      200   -0-     -0-

Derek Tennant            None         1,200    1,200  -0-     -0-

Kelly Ticknor            None          600      600   -0-     -0-

Cynthia Vella-Zarb       None          200      200   -0-     -0-

Pierre Vella-Zarb        None          200      200   -0-     -0-

Rhona Vinokur            None          500      500   -0-     -0-

Avital Weber             None          400      400   -0-     -0-

Diane Winick             None          600      600   -0-     -0-

Mark Zaretsky            None          600      600   -0-     -0-

TOTALS                               7485300  7485300 -0-     -0-

(1) This table assumes that each shareholder will sell all of the shares available for sale during the effectiveness of the Registration Statement that includes this Prospectus. Shareholders are not required to sell their shares. See Plan of Distribution.

While we believe that the selling shareholders are all individuals and corporations that purchased their shares for investment purposes and without a view to distribution of the Registrants securities, they may be considered to be underwriters as that term is defined in the Securities Act.

PLAN OF DISTRIBUTION

This is not an underwritten offering. This Prospectus is part of a Registration Statement that permits selling shareholders to sell their shares in the future. Selling shareholders may sell their shares to the public when this Registration Statement becomes effective, or they may elect to sell some or all of their shares at a later date. The offering will remain open until *****, 2001.

While the Registration Statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer whether or not Progolftournaments.com stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of Progolftournaments.com common stock. Progolftournaments.com intends to apply to have its shares traded on the OTC bulletin board under the symbol PGLF.

None of the selling shareholders will act in a promotional fashion or capacity during the six month effectiveness of this Registration Statement. They will not attempt to induce or recommend the purchase of the Registrants stock by potential investors.


DESCRIPTION OF CAPITAL STOCK

The following description of Progolftournaments.com capital stock does not purport to be complete and is subject to and qualified in its entirety by Progolftournaments.com Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part, and by the applicable provisions of Nevada law.

Progolftournaments.com authorized capital consists of 50,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001. Immediately prior to this offering 9,861,300 shares of common stock were issued and outstanding. No preferred shares are issued and outstanding.

Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Progolftournaments.com common stock.

Preferred shares may be issued in Series; the terms and conditions of which are decided by Progolftournaments.com Board of Directors. Our Bylaws allow the Board of Directors to set all the terms for preferred shares. Preferred shares may or may not be entitled to a dividend, may or may not have voting power and have preference (after debt) on any of the assets of Progolftournaments.com in the event of windup or dissolution.

The above conditions for issuance of preferred shares are compatible with Sections 78.195 and 78.196 of Nevada Revised
Statutes.

Because the holders of shares of Progolftournaments.com common stock do not have cumulative voting rights, the holders of more than 50% of Progolftournaments.com outstanding common shares can elect all of the directors if they so choose. In such event, the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Progolftournaments.com, common stock owners are entitled to receive, ratably, the net assets of Progolftournaments.com available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Progolftournaments.com common stock are issued, the relative interests of existing shareholders may be diluted.

You should not rely on forward-looking statements because nobody knows what will happen in the future.

This Prospectus contains forward looking statements that involve risks and uncertainties. The words anticipates, believes, plans, expects, future, intends, will, would, could hopes and similar expressions identify forward looking statements. Actual results could differ materiallyfrom those anticipated in these forward looking statements as a result of certain factors, including those set forth under Risk Factors and elsewhere in this Prospectus.


DESCRIPTION OF BUSINESS

General

Progolftournaments.com was incorporated under the laws of the State of Nevada on September 3, 1999, and is in its early developmental and promotional stages. Progolftournaments.com is not operational and its only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Progolftournaments.com has not started commercial operations. Progolftournaments.com has no full time employees and owns no real estate.

The principal asset of Progolftournaments.com, referred to above is the Internet golf game itself. It was conceived and refined by Sandy Winick, a Director and the Treasurer of Progolftournaments.com. It was obtained in exchange for 1,000,000 shares of common stock. An important part of the principle asset and the projected business is the name Progolftournaments.com.

Progolftournaments.com has purchased its name for use on the Internet and has established its Website and online store. No Internet tournaments can be played until the computer game is successfully converted for Internet use. The Progolftournaments.com home page is up on the Internet under www.progolftournaments.com and is in the process of being refined.

Progolftournaments.com was formed to take advantage of the
popularity of both the Internet and the game of golf.   The online
Internet golf game combines the skills necessary to play golf, the use of a computer and the thrill of playing for substantial cash prizes. The growth of the Worldwide Web and the game of golf all over the world is wrapped up in one package in the Progolftournaments.com online game.




The Game and how it is played.

A portion of the golfing public watches with interest the results of the four major golf tours in the world and note the results of the weekend tournaments. Every radio and TV station in the US and Canada as well as daily newspapers give detailed reports on weekly tournaments. Golf tournaments are carried live on most TV networks such as CBS, NBC, ABC and FOX in the US; CBC, CTV and Global in Canada. Cable sports channels such as ESPN and FOX SPORTS also carry live tournaments. There are several magazines and cable channels devoted entirely to the game of golf. There is coverage on radio, TV, newspapers and magazines in Europe and Asia.

Progolftournaments.com has developed an online Internet golf game and business plan that is designed to take advantage of this interest in the game of golf and the growth of the Internet and the Worldwide Web. The at-home computer players will have the opportunity to play a computer golf game that resembles the tournaments the professional golfers are playing on the same weekend and play for cash prizes. Our online tournament game resembles the Professional tournament in that the course will be the exact same course that the professionals play, only digitized and converted to an electronic format for play on the Internet.

The business plan calls for one-half of each entry fee to be set aside for prize money. The purse each weekend will be progressive; that is, the size of the award will increase proportionately with the number of players. Each entry in the online tournament will cost $10.00. For a person to enter a Progolftournaments.com tournament, that person will log on to our Internet site, register to play and pay through the use of a credit card. Once they have finished this process they are then eligible to play the tournament. Anyone may enter more than once as long as the $10.00 fee is paid for each entry on or before Thursday of each week.

Each entrant will play four rounds on their computer: one on Thursday, one on Friday, one on Saturday and one final round on Sunday. These rounds will follow the same format as the professionals, one round each day. The difference in our game is that each round can be played any time during that twenty-four hour period. The computer players will have the same decisions to make as their professional counterparts: distance to the green, what club to use. There will be no elimination of players in the computer tournaments, thereby giving every participant an opportunity to get into the prize money by pulling out a come-from-behind outstanding final round. On the actual professional golf tour, the field for the final two rounds is reduced to the seventy
best scores after the second round.   Those who do not make the
top seventy are cut from the ability to play the final two rounds and earn a share of the prize money. This is referred to as the cut. Having no cut in the online tournament will result in more activity in the final rounds.

At the end of play each Sunday the 100 players with the lowest scores will share in the purse. If there is a tie for low score, a playoff will be staged on Monday to decide the winner. Practice rounds will be available to the tournament entrants at a cost of $5.00 for ten rounds or $10.00 for twenty-five rounds. Each player is able to choose the make of club he or she will use and the brand of golf ball to be used.

Anyone in the world will have an opportunity to play in a game resembling some of the most prestigious tournaments such as the British Open or the Masters. In fact, anybody will have the opportunity to play an Internet game resembling any tournament held on the four major tours: PGA, LPGA, Senior PGA and the European tour. There is a possibility that some jurisdictions in the world may prohibit its citizens from participating in the online tournaments. This prohibition could be for economic or political reasons. Some countries may have a problem with their citizens playing a US based game, golf, that in some minds is an elitist pastime or the prohibition could stem from currency restrictions. Others might prohibit receiving a prize or prizes, if one or more were won. This, again, could be for political or religious reasons. If either of these situations should arise our business plan might not be fully implemented.

As in most Internet applications, there is no certain way of determining or confirming age of players. Progolftournaments.com will include a provision in the entry form whereby the registrant confirms that he or she is 21or older. There is no certain way that we can confirm a persons age over the Internet. We will ask the question on the registration form to limit any potential liability.

Management has made extensive inquiries and can find no prohibition for the offering of prizes on Internet games. Our game is keyed to individual skill in playing the game of golf.
Both professional and amateur golf tournaments regularly give prizes to winners.

All participants will be playing on a level playing field with no handicaps or other aids to improve a score. No computer golfer will have an advantage over another other than individual skill and ability

Joint promotions are planned with some cable TV networks, the major tours, golf publications and the manufacturers of golfing equipment, however no contracts have been entered into. Preliminary conversations have taken place with many of these enterprises. In every case, commitment has been deferred until after the Internet game is in place and the whole online package can be assessed. Should all of those concerns decide not to cross-promote, Progolftournaments.com would be forced to pay for most or all of its promotion itself. This would result in a pressing need for new capital injections, which may or not be available on terms acceptable to Progolftournaments.com.
Management has investigated the cost of advertising and promotion in North America. In the event no cross-promotion is available they estimate this could cost up to $5,000,000.

Our game will be available anywhere that there is Internet service. We could have players from every continent and every country in the world. The only hindrance would be being unable to access the Internet and lack of an acceptable credit card.

Progolftournaments.coms website was developed by a design firm that specializes in designing and developing websites. Our website has various links with other golf and non-golf websites. As we add other companies to help in the cross promotion we will be adding their banners to our link page of our website and in return, they will add our banner to their website. This will enable visitors to their website to quickly and easily link back to our website. This is the concept of cross promotion between websites.


INDUSTRY CONDITIONS, TECHNOLOGY  AND COMPETITION

Progolftournaments.com does not yet know whether adapting computer golf to the major golf tournaments will be a feasible moneymaking venture. We are not aware of any other concern offering the same type of game. Each tour has a weekly tournament. Each week our golf course layouts and photo graphics will change. For a complete explanation, see: The Game and how it is played.

Our technology and exposure to potential competition

Progolftournaments.com will not be developing any new technology but will be utilizing existing technology that is readily available on the market. The process of combining the computer golf game with the various professional tour events that are held on a weekly basis throughout the year, with the ability to accept payment to play these tournaments over the Internet and monitor every participants scores can be duplicated. All a potential competitor would require is the resources and the time. All professional golf tours publish their annual list of scheduled events well in advance.

We have what we believe is the best computer golf game available.
We have licensed it from Psygnosis, Ltd.   We are in the process
of making arrangements for the conversion of the computer golf game to an Internet golf game with a software development company, but as yet we have not contracted this process out to anyone.
This should be done by September 1, 2000. The estimated cost of development of the software is approximately $150,000. There are several hosting companies in North America that are capable of handling the necessary requirements of an Internet based game. We have not yet contracted with any company to host our game for us but we expect to select one by September 30, 2000.

The software development company that we hope to contract to do the conversion of the computer game to the Internet game will also incorporate the score keeping function into the software package.

Credit card processing software is readily available and adaptable. There are several third party credit card processing services available should we decide to use one of their services.
We have made no decision as to which, if any, we will use.

We require two third party service providers for our business, one for hosting our web site and the other for the processing of credit card transactions. There are many companies in existence in North America providing each of these services. Should we have any problems we believe it would not be difficult to move to another supplier very quickly. We would suffer some short-term losses but would continue to be in business. These software packages and/or service providers are also available to a potential competitor.

The steps that are required for the game to be operational are as follows:

     25)  Finalize contract to convert computer game to Internet game.
     26) Contract with Credit Card processing company to process entry fee payments.
     27) Contract with an Internet service provider to host the game for us.

Once these steps have been taken we should be ready to launch our first tournament and accept entry fees.

The intellectual property of Progolftournaments.com was developed by Psygnosis Ltd. who licensed it to us. Our license is an
exclusive agreement.   We are the only company that is entitled to
use their technology on the Internet. We have employed outside website designers to develop the existing website that we have available on the Internet. We have not begun the process to covert the PC game to and Internet based golf game. Psygnosis employed a golf game development company in London, England to develop the game originally. We have contacted that company and several others and are in discussions with all of them about converting the game for play on the Internet and for new courses in the future. We anticipate that the game will be ready for play in late November or early December, 2000. Our time frame is to launch the game January 1, 2001. We will be launching one tour at a time.

There are existing PC golf games in the marketplace that are available today besides the Psygnosis game. The same processes employed by our company to come to market are available to any other company that wishes to do so.


Our start up activities to date:

     - Our website is developed and up.
     - We have completed our license agreement with Psygnosis Ltd. for their golf game to be converted to use on the Internet.
     - We have contacted and had conversations with several golfing and non-golfing companies to cross-promote our game.
     - We have contacted several software developers regarding the conversion of the game for play on the Internet.
     - We have talked to Credit Card processors but have not chosen one.
     - We have talked with some Internet service providers and plan to select one as soon as we have finished evaluating their service and costs.
     - We have made contact with the major golf organizations; the PGA, LPGA, Senior PGA and the European PGA and begun the dialogue to gain their cooperation.
     - We have had discussions with several golf magazines, cable channels and equipment manufacturers and are optimistic about their cooperating with us.
     - We have contacted several private sources of capital but as yet have no commitments.
     - We have a working relationship with a golf fulfillment company. It will pay us a percentage on any purchases made from our online golf store.

While the above list includes a variety of issues that must be dealt with before our online golf tournaments can be commenced, we have solidified two situations that are key assets, along with the basic idea for the game and business plan. They are:

       -    The development of our website at a cost of $4,395
       - The executing of our contract with Psygnosis Ltd. for their computer golf game Pro 18 World Tour Golf. We have paid one-half of the advance royalties due under the terms of the contract in the amount of $5,000 plus the expenses associated with acquiring the contract of $3,200.

All other expenditures are associated with ongoing discussions and negotiations with other service providers along with normal office expenses.


EMPLOYEES

Progolftournaments.com is a development stage company and currently has no employees. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees until shortly before we are ready to begin play. If Progolftournaments.com establishes the feasibility of their concept and successful implementation of their business plan, one or more people will be needed to handle administration, computer programming and marketing. A portion of any employee compensation likely would include the right to acquire stock in Progolftournaments.com, which would dilute the ownership interest of holders of existing shares of common stock.


AVAILABLE INFORMATION

Progolftournaments.com has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 with respect to the common stock offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules which is part of the Registration Statement. For further information with respect to Progolftournaments.com and its common stock, see the Registration Statement and the exhibits and schedules thereto. Any document Progolftournaments.com files may be read and copied at the Commissions public reference rooms at 450 Fifth Street, NW, Washington, D.C.; 7 World Trade Center, Suite 1300, New York, NY; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, IL. Please call the Commission at 1 -800-SEC-0330 for further information about the public reference rooms. Progolftournaments.com filings with the Commission are also available to the public from the Commissions Website at http://www.sec.gov.

Upon completion of this offering, Progolftournaments.com will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commissions public reference rooms, and the Website of the Commission referred to above.


DESCRIPTION OF PROPERTY

Progolftournaments.com currently maintains limited office space, provided by Mr. Winick, for which it pays no rent. The address is 3266 Yonge Street, Suite 1208, Toronto, Ontario M4N 3P6 Canada, and the phone number is (416) 962-4508. When the conversion of the computer game for Internet play is near, adequate office space will be acquired and equipped to begin tournament play. At this time we do not own any communication or computer equipment.

Our website is being hosted on a temporary basis by the company that developed it. Shortly before we begin tournament play we will move to a hosting company with the capacity to handle a very large response.


LEGAL PROCEEDINGS

Progolftournaments.com is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against Progolftournaments.com or its property contemplated by any governmental authority.

MARKET PRICE OF, AND DIVIDENDS ON, CAPITAL STOCK AND OTHER
SHAREHOLDER MATTERS

No established public trading market exists for Progolftournaments.com securities. Progolftournaments.com has an outstanding purchase option for 3,287,100 shares (25% of the company) Progolftournaments.com has no other securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act. Except for this offering, there is no common equity that is being, or has been proposed to be, publicly offered.


As of June 30, 2000, there were 9,861,300 shares of common stock outstanding, held by 60 shareholders of record. Upon effectiveness of the Registration Statement that includes this Prospectus, 7,485,300 of Progolftournaments.com outstanding shares will be eligible for resale.
To date Progolftournaments.com has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Progolftournaments.com future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.


INDEX TO FINANCIAL STATEMENTS

Progoltournaments.com
(A Development Stage Company)
                                    Sept. 30, 1999          June 30, 2000
                                       Audited                 Unaudited

Report of Certified Public Accountant       1
Consolidated Balance sheet                  2                   2
Consolidated Statement of Operations        3                   3
Consolidated Statement of Stockholders
Equity                                      4
Consolidated Statement of Cash Flows        5                   4
Notes to Financial Statements                    6 & 7






                       PROGOLFTOURNAMENTS.COM

             UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                  (STATED IN UNITED STATES DOLLARS)

            FOR THE NINE MONTH PERIOD ENDED JUNE 30, 2000


































                       PROGOLFTOURNAMENTS.COM

                UNAUDITED CONSOLIDATED BALANCE SHEET
                         AS AT JUNE 30, 2000

                               ASSETS


Current
     Cash                                  $          6,952
     Accounts receivable                                 69
     Loan receivable                                 65,000
     Other assets                                     3,325
     Incorporation cost, net of amortization          1,042

                                           $         76,388

                LIABILITIES AND SHAREHOLDERS EQUITY

Current
     Accounts payable                       $            260
     Note payable                                     24,251

                                                      24,511
Common shares
     (Authorized, 50,000,000 shares par value $ .001
     Outstanding, 9,861,300 shares                     9,861

Additional paid-in capital                            85,080

Deficit                                              (43,064)

Total shareholders equity                             51,877

                                               $      76,388

           See accompanying notes to Financial Statements




                       PROGOLFTOURNAMENTS.COM

             UNAUDITED CONSOLIDATED STATEMENT OF DEFICIT

           FOR THE SEVEN MONTH PERIOD ENDED JUNE 30, 2000



Deficit, beginning of period                    $     11,155

Dividends paid                                             0


                                                      11,155

Net income (Loss)                                    (31,909)

Retained earnings (Deficit), end of period      $    (43,064)




           See accompanying notes to Financial Statements





















                       PROGOLFTOURNAMENTS.COM

              UNAUDITED CONSOLIDATED STATEMENT OF LOSS
           FOR THE SEVEN MONTH PERIOD ENDED JUNE 30, 2000



Revenue
     Interest income
                                                  $     1,950
     Other income                                         100
                                                        2,050

Expenses
     Web design                                   $     4,395
     Internet promotion                                21,766
     Promotion                                          1,207
     Travel                                             4,615
     Rent                                                 339
     Office supplies & expenses                         1,003
     Legal fees                                             0
     Accounting fees                                        0
     Other operating expenses                             476
     Bank charges                                         158
                                                       33,959

     Loss before United States income tax             (31,909)

          U.S. Federal income tax                           0

Net Income (Loss)                                 $   (31,909)







           See accompanying notes to Financial Statements




                       PROGOLFTOURNAMENTS.COM

        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                            JUNE 30, 2000



               Significant accounting policies


          17)  Basis of Financial Statements

           These Financial Statements reflect the assets and liabilities of PROGOLFTOURNAMENTS.COM, a Nevada Corporation, and its wholly owned subsidiary, PROGOLFTOURNAMENTS.COM INC., an Ontario corporation, incorporated September 3, 1999 and September 29, 1999, respectively.

           These Financial Statements are prepared on a consolidated basis. The accounts of the subsidiary company are reflected in these Financial Statements.

          18)  All amounts are in United States Dollars, except where noted.


          2.        Statement of Changes in Financial Position

     A statement of changes in financial position has not been presented as it is felt that it would not be of significant benefit to the readers of the Financial Statements at this time.








             PROGOLF TOURNAMENTS.COM AND SUBSIDIARY

                (A Development Stage Enterprise)






                          AUDIT REPORT

                       September 30, 1999























                    Janet Loss, C.P.A., P.C.
                     Certified Public Accountant
              3525 South Tamarac Drive, Suite 120
                     Denver, Colorado 80237

             PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
                (A Development Stage Enterprise)

                    INDEX TO FINANCIAL STATEMENTS



                       TABLE OF CONTENTS



ITEM                                                         PAGE

Report of Certified Public Accountant.....................      1


Consolidated Balance Sheet, September 30, 1999 ...........      2

Consolidated Statement of
Operations, for the period September
3, 1999 through September 30, 1999 .......................      3

Consolidated Statement of Stockholders=
Equity (Deficit), from September
3, 1999 through September 30, 1999 .......................      4

Consolidated Statement of Cash Flows,
For the period from September
3, 1999 through September 30, 1999 .....................        5
Notes to Financial Statements.....................            6-7










                      Janet Loss, C.P.A., P.C.
                    Certified Public Accountant
                     1780S. Belaire Suite 500
                      Denver, Colorado 80222
                          (303) 220-0227

                   REPORT OF INDEPENDENT AUDITOR

Board of Directors
PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
3266 Yonge Street, #1203
Toronto, ON M4N 3P6 Canada

Sirs:

I have audited the accompanying Balance Sheet of Progolftournaments.com (A Development Stage Enterprise) as of
September 30, 1999 and the Statements of Operations, Stockholders
Equity, and Cash Flows for the period September 3, 1999
(Inception) through September 30, 1999. These financial statements are the responsibility of the Companys management. My responsibility is to express an opinion on these financial statements based on my audits.

My examination was made in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progolftournaments.com as of September 30, 1999, and the results of its operations and changes in its cash flows for the period from September 3, 1999 (Inception) through September 30, 1999, in conformity with generally accepted accounting principles.


Janet Loss, C.P.A., P.C.
July  20, 2000












              PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
                 (A Development Stage Enterprise)
                    CONSOLIDATED BALANCE SHEET

                        September 30, 1999


                                ASSETS
CURRENT ASSETS:

  Cash in checking                     $    76,578
  Common Stock Subscription

  Receivable                                 6,426

TOTAL CURRENTS ASSETS                  $    83,004


OTHER ASSETS:
  Organizational Costs,
      net of amortization                    1,042

TOTAL ASSETS                           $    84,046



               LIABILITIES AND STOCKHOLDERS EQUITY


CURRENT LIABILITIES:

  Accounts Payable, trade              $       260
STOCKHOLDERS EQUITY:
  Preferred Stock, $0.001 par Value;
  10,000,000 shares Authorized, none issued      0

  Common Stock, $0.001 par Value;
  50,000,000 shares  Authorized,
  9,861,300 shares Issued and outstanding    9,861

  Additional Paid-In capital                85,080

  Retained earnings (Deficit)              (11,155)

  Total Stockholders Equity                 83,786

     Total Liabilities and
     Stockholders Equity             $      84,046






   The accompanying notes are an integral part of the financial statements.






              PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
                 (A Development Stage Enterprise)

               CONSOLIDATED STATEMENT OF OPERATIONS

         For the period from September 3, 1999 (Inception)

                     Through September 30, 1999





REVENUES:                                        $        29



OPERATING EXPENSES:
  Amortization Expense                                    18
  Consulting and Promotional Expense                   1,466
  Legal and Accounting Expenses                        5,500
  Professional Fees                                    4,200

  TOTAL OPERATING EXPENSES                            11,184

  NET (LOSS)                                      $  (11,155)

  NET (LOSS) PER

  SHARE OF COMMON STOCK                               (.0011)

Weighted Average
Number of shares
Outstanding                                         9,861,300



   The accompanying notes are an integral part of the financial statements.















              PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
                 (A Development Stage Enterprise)

     CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

         For the period from September 3, 1999 (Inception)
                    Through September 30, 1999



               Common                        (Deficit)
                Stock   Common   Additional  Accumulated   Total
               Number   Stock    Paid-in     During        Stockholders
                 of     Amount   Capital     the           Equity
               Shares                        Development
                                             Stage

   Balance
   September
   3, 1999     0         0        0             0            0

   Shares
   Issued for
   Cash,       8861300   8861     85080         0             93941
   September
   30, 1999


   Shares
   Issued for
   Services   1000000
   Sept. 30,             1,000    0             0             1,000
   1999

   Net Loss
   for the
   Period
   ended Sept 0          0        0             (11,155)     (11,155)
   30, 1999


   Balances
   September
   30, 1999    9861300    9,961   85080         (11155)         83786




The accompanying notes are an integral part of these financial statements












              PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
                 (A Development Stage Enterprise)


               CONSOLIDATED STATEMENT OF CASH FLOWS

         For the period from September 3, 1999 (Inception)

                    Through September 30, 1999





CASH FLOWS FROM OPERATING
ACTIVITIES:

  Net (Loss)                                    $   (11,155)

Adjustments to Reconcile
Net (Loss) to Cash Flow From
Operating Activities:
     Increase in Common Stock
     Subscription Receivable                         (6,426)

     Increase in organizational costs                (1,060)

     Increase in accounts payable                       260

     Amortization                                        18

  Net cash provided (Used)
  By operating activities                           (18,363)


CASH FLOWS FROM FINANCING

ACTIVITIES:

  Issuance of Common
  Stock                                               94,941

  NET INCREASE IN CASH                                76,578


Cash, Beginning of the period                              0

Cash, end of the period                           $   76,578



   The accompanying notes are an integral part of the financial statements.





              PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
                 (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS

                        September 30, 1999

NOTE I  ORGANIZATION AND HISTORY

The Company is a Nevada corporation and the Company has been in the development stage since its formation on September 3, 1999. The wholly owned subsidiary, PROGOLF TOURNAMENTS.COM, INC. is an Ontario-Canada Corporation incorporated September 29, 1999.

The Companys only activities have been organizational, directed at acquiring its principal assets, raising its initial capital and developing its business plan.

NOTE II  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Activities

The Company has been in the development stage since its inception.

Basis of Financial Statements

The financial statements reflect the assets and liabilities of PROGOLF TOURNAMENTS.COM, a Nevada Corporation, and its wholly owned subsidiary, PROGOLF TOURNAMENTS.COM, INC., an Ontario Corporation, incorporated September 3, 1999 and September 29, 1999, respectively.

These Financial statements are prepared on a consolidated basis.
The accounts of the subsidiary company are reflected in these Financial statements. All material inter-company accounts and transactions have been eliminated.

Accounting Method

The Company records income and expenses on the accrual method.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash on deposit and highly liquid investments with maturities generally of three months or less.



Organizational Costs

Costs incurred in organizing the Company are being amortized over a sixty- month period.

Use of Estimates

The preparation of Financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Currency Exchange

The Financial statements are presented in dollar amounts based on United States Currency Exchange.

Fiscal Year

The Company adopted a fiscal year end of September 30th.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with Managements Discussion and Analysis of Financial
Condition and Results of Operations and the financial statements appearing elsewhere in this Prospectus.

The Statement of Operations data set forth below for the period
September 3, 1999, (inception) to September 30, 1999 and the balance sheet data as at September 30, 1999 are derived from Progolftournaments.com audited financial statements; and

The Statement of Operations data for the interim period October 1, 1999 to June 30, 2000
And the balance sheet data as at June 30, 2000 are derived from Progolftournaments.com unaudited statements prepared by management and included elsewhere in this Prospectus.

The historical results are not necessarily indicative of results to be expected for any future period.


                                        Unaudited
                                        Oct.1, 1999   Inception to
                                        June 30, 2000 Sept. 30, 1999

Statement of operations data:

      Net sales                         $    00.00        $    00.00

      Loss from continuing operations       49,673             11155

      Loss per share from continuing operations
                                        $      Nil        $      Nil

Balance sheet data:

Total Assets                               $75,972           $84,046

Progolftournaments.com is in its early developmental and promotional stages. To date, Progolftournaments.com only activities have been organizational, directed at raising its initial capital and developing its concept and business plan. Progolftournaments.com has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Progolftournaments.com expects when it begins operations. See Risk Factors, Description of Business and Managements Discussion and Analysis of Financial Condition and Results of Operations.


MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS


The following discussion and analysis should be read in conjunction with our financial statements dated September 30, 1999 (audited) and June 30, 2000 (unaudited).

Results of Operations

During the period from September 3, 1999, (inception) through June 30, 2000, we have accomplished the following:

     - organizational activities and preparation for registration of its securities under the Securities Act of 1933. Progolftournaments.com received no revenues during this period.
     - have signed a contract with the software developer, Psygnosis, Ltd. of Liverpool, Great Britain, a subsidiary of SONY Europe, for the adaptation of its home computer game Pro 18 World Tour Golf. Psygnosis will receive $1.25 from each ten-dollar entry fee and 12 1/2% of gross advertising revenues.

       Psygnosis, Ltd. has also agreed to accept a royalty advance of $10,000 and an option on 3,287,100 shares of Progolftournaments.com common stock. We have paid the first $5,000 and the balance of $5,000 is due and payable thirty days prior to the date that the Internet version of the golf game is available to play. We estimate that date to be January 1, 2001. The $10,000 advance royalty plus another $100,000 will be deducted from royalty payments due Psygnosis Ltd. This forgiveness of the first $110,000 of royalties by Psygnosis Ltd. could be considered their contribution toward converting the game for Internet play.
     - entered into discussions to acquire credit card processing. We are negotiating with several credit card processing companies. These companies charge a fee for each credit card transaction processed. We have not selected one of these companies as yet.
     - Established our online virtual store.
       Progolftournaments.com has entered into an arrangement with V-store to act as a sales agent for that concern. We receive a 15% commission on all sales. V-Store supplies the inventory, handles the shipping and all returns and customer complaints. Purchases are paid by credit card and processed by V-Store.

Progolftournaments.com expects to introduce the online game one tour at a time. November 1, 2000 is the target date to have the first Internet golf game fully operational. We have not entered into any agreement for the development of the necessary software to convert the computer golf game to the Internet golf game but we expect to have a contract in place to do this in the near future.

For the current fiscal year, Progolftournaments.com anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Progolftournaments.com anticipates that until these procedures are completed it will not generate revenues and may continue to operate at a loss thereafter, depending upon the performance of the business.

During the period from October 1, 1999 to June 30, 2000 Progolftournaments.com has increased its losses by $38,518. The operating deficit increased from $11,155 to $49,653. Shareholders equity dropped from $83,706 to $34,113. Both the September, 30, 1999 audited financial statements and the June 30, 2000 interim statements are included in this Registration Statement.



The following is a list of our expenses to date:

     Advance royalties to Psygnosis Ltd.               $   5,000
     Website design                                       11,881
     Internet promotion                                   21,766
     Promotion                                             2,626
     Travel                                                5,615
     Rent                                                  1,353
     Office supplies, etc.                                 1,003
     Telephone                                               566
     Public Relations                                        500
     Printing                                                921
     Other operating expenses                                312
     Bank Charges                                            183

Total Expenditures to date                             $  51,726


Liquidity and Capital Resources

Progolftournaments.com remains in the development stage and since inception has experienced no significant change in liquidity or capital resources or shareholders equity. Consequently, our balance sheet as of September 30, 1999 reflects total assets of $ 84,046 in the form of cash, subscriptions receivable and capitalized organizational costs. Our unaudited balance sheet as of June 30, 2000 reflects total assets of $75,972.

The following is managements estimate of costs that will be incurred to set up facilities and be ready to commence tournament play by January 1, 2001:

     1) conversion of computer game to Internet game          $150,000
     2) lease deposits and six months office lease payments     37,500
     3) office furniture, equipment and supplies                55,000
     4) computer equipment and software                         75,000
     5) recruiting costs and six months salaries and benefits  104,000
     6) advertising                                            100,000
     7) travel and expense                                      35,000
     8) contingencies                                           50,000
     9) working capital                                        300,000

Total estimated expenses                                      $906,500

Progolftournaments.com has no revenues and will not have any have any revenues until the game is on the Internet and available to play. The anticipated expenses of $906,500 will contribute that same amount to the losses of the Company.

Management is currently looking for the capital to complete our business plan. Negotiations and exploration are continuing. We have received no commitments as yet.

Progolftournaments.com expects to carry out its plan of business as discussed above. In addition, we may engage in a combination with another business. Progolftournaments.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of that entity. Progolftournaments.com has not engaged in discussions concerning potential business combinations.

Progolftournaments.com will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. We cannot assure you that any additional funds will be available on acceptable terms or at all. Progolftournaments.com has no commitments for capital expenditures other than the costs to convert the Pygnosis computer game for use on the Internet.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

Janet Loss, C.P.A., P.C. has served as Progolftournaments.com independent auditor since inception, and Progolftournaments.com has not had any dispute with Janet Loss C.P.A., P.C. over accounting or financial disclosure.


DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of Progolftournaments.com:

Name                    Age            Position
Howard I. Klein         43             President,Secretary,
                                       Director

Michael R. Levine       52             Vice President, Director

Sandy Winick            41             Treasurer,Director


Howard I. Klein became Progolftournaments.com President, Secretary and Director in September, 1999. For the past twenty years, in fact all of his adult working life, Mr. Klein has been involved with the printing and graphics industry, beginning as the proprietor of a Minuteman Press franchise in 1979. Mr. Klein has recently sold his interest and resigned his position as CEO and Managing Partner of Kleinbar Graphics, Inc. of Markham, Ontario. He is currently the print buyer for Dupleum Corp. Mr. Klein holds C.G.A.E. certification from Northwestern University, Evanston, IL in the fields of Production, Financial and Sales Management.

Michael R. Levine became Progolftournaments.com Vice-President and Director in September, 1999. Mr. Levine is currently the Co-founder and President of Danbury Financial Corp., an asset based lender specializing in short term loans on machinery, equipment and rolling stock. From 1985 through 1999 Mr. Levine served as President of Upper Canada Equity Development, Inc. He received a
BSc degree from Sir George Williams University, Montreal, Quebec; MBA from University of Western Ontario, London, Ontario and received the designation of Certified General Accountant in 1986.

Sandy Winick became Progolftournaments.com Treasurer and Director in September, 1999. He is currently Vice-President of Danbury Financial Corp., providing liaison with clients, negotiation of funding agreements, creating new business and monitoring that companys entire loan portfolio. For the two-year period, 1997 to 1999, Mr. Winick served as CEO of Millenia Corporation; a US publicly traded company. His duties there, in addition to day-to-day administration, included funding, acquisition and consolidation of several businesses and completing a reverse takeover with a private company. Previous activities include serving as an independent financial consultant with Madison Consulting Group from 1992 through 1996; President and CEO of Naturally Niagara Inc., a full service beverage manufacturer and distributor from 1991 to 1992 and from 1989 to 1991, President of Payless Furniture, a thirteen-unit chain of furniture stores. Mr. Winick is the originator of the Progolftournaments.com online Internet golf game.

The directors named above will serve until the first annual meeting of Progolftournaments.com shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. No employment agreements currently exist or are contemplated. There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

None of the directors and officers has any arrangements with each other regarding serving on the board. They are personal and business acquaintances and all share an avid interest in golf.

The directors and officers of Progolftournaments.com will devote their time to Progolftournaments.com affairs on an as needed basis. As a result, the actual amount of time, which they will devote to Progolftournaments.com is unknown and is likely to vary substantially from month to month.


EXECUTIVE COMPENSATION


No officer or director has received any remuneration from Progolftournaments.com. Although there is no current plan in existence, it is possible that Progolftournaments.com will adopt a plan to pay or accrue compensation to its Directors and Officers for services related to the implementation of the concept and business plan.

Progolftournaments.com has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. The
Company does not have a policy established for non-cash remuneration or reimbursement for Directors and Officers.

Progolftournaments.com has no employment contract or compensatory plan or arrangement with any executive officer. The directors currently do not receive any cash compensation from Progolftournaments.com for their service as members of the board of directors. There is no compensation committee and no compensation policies have been adopted. See Certain Relationships and Related Transactions.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 30, 2000, Progolftournaments.com outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Progolftournaments.com to own beneficially, more than 5% of the Companys common stock and the shareholdings of all executive officers as a group.

Class      Name and Address              Shares Owned   Percentage
                                                        of Class

Common     Howard I. Klein               901,000        9.14
           6844 Johnson Wagon Crescent
           Mississauga, ON L5W 1B1

Common     Michael R. Levine                  -0-         -0-
           63 St. Clair Avenue, West
           Suite 1704
           Toronto, ON M4V 2Y9

Common     Sandy Winick**              1,475,000        14.96
           6021 Yonge Street
           Suite 212
           Toronto, ON M2M 3W2
Common     Mary McGowan*               2,700,000        27.38
           1839 Walkers Point Road
           Gravenhurst, ON P1P 1R3

Common     Lynn Stewart                1,000,000        10.14
           RR #2
           Mount Forrest, ON N0G 2L2

All Officers and Directors as a group  2,376,000        24.10

* Mary McGowan is a close associate of Mr. Levine. Ms McGowan has her own independent means and both deny any beneficial ownership of her shares by Mr. Levine.

** Includes 475,000 shares owned by Jodi Winick, wife of Sandy
Winick and which may be considered to be beneficially owned.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of Progolftournaments.com and no owner of five percent or more of the outstanding shares or any member of their immediate family has entered into or has proposed any transaction in which the amount involved exceeds $10,000.00. Mr. Levine and Mr. Winick are both involved in Danbury Financial Corp., a company having no direct or indirect affiliation with Progolftournaments.com.

Mr. Winick could be considered a promoter of Progolftournaments.com. He exchanged the business concept of the Internet golf tournaments and an initial business plan for 1,000,000 shares of common stock at a deemed price of $1,000 or $0.001 per share. Mr. Winicks costs are difficult to determine. Time spent developing the idea and the business plan at any reasonable rate would exceed the deemed price. If Progolftournaments.com succeeds in implementing its business plan, it is not inconceivable that one or all of the above-mentioned individuals could become its full-time employees and executives.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

The Bylaws of Progolftournaments.com provide that the Company will, absence a finding of negligence or misconduct in the performance of duty, indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits or proceedings against them on account of their being or having been directors or officers of Progolftournaments.com.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors officers or persons controlling Progolftournaments.com and pursuant to the forgoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

  SEC registration fee               $       35
  Printing and engraving expenses         5,000
  Attorneys fees and expenses             9,000
  Accountants fees and expenses           1,500
  Transfer agents and registrars            500
  fees and expenses
  Miscellaneous                             965
  Total                              $   17,000

Indemnification of Directors and Officers.

Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such persons costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Progolftournaments.com, filed as Exhibit 3.2, provide that Progolftournaments.com will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Progolftournaments.com, absent a finding of negligence or misconduct in office. The Companys Bylaws also permit Progolftournaments.com to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Progolftournaments.com has the power to indemnify such person against liability for any of those acts.

Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of The Companys securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

(1)  On September 3, 1999, Progolftournaments.com issued
     1,000,000 shares of common stock to an officer and director in exchange for his development of the concept and business plan and his assigning of all of his proprietary rights to those two items. The issuance of the shares was exempt from registration under Regulation S of the Securities Act of 1933

(c) On September 30, 1999, Progolftournaments.com issued a total of 8,861,300 shares of common stock to shareholders, in addition to the issuance for the concept and preliminary business plan. Total consideration for these shares was $ 83,004. The Companys shares were valued from $ 0.001 per share to $
     0.50 per share. The issuance of these shares was exempt from registration under Regulation S of the Securities Act.


Exhibits.
                                                      Page
            Name                                      Number
      Exhibit
       3.1  Articles of Incorporation  *
       3.2  Bylaws *
       5.1  Opinion re: Legality
      23.1  Consent of Independent
            Auditors
      23.2  Consent of Counsel (see
            Exhibit 5.1)
      27.1  Financial Data Schedule

            * Previously submitted



            Financial Statement Schedules

     As of September 30, 1999, Progolftournaments.com:
- has no valuation or qualifying accounts
- does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein
- has one subsidiary
- has no investments in mortgage loans on real estate.


Undertakings.

The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)   To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on July 24, 1999.

     PROGOLFTOURNAMENTS.COM


     /s/ Howard I. Klein
     By Howard I. Klein, its President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     s/s   Howard  I.  Klein       President,  Secretary   and
                                   Director  Date:  07/24/00
     Howard I. Klein

     s/s Michael R. Levine         Vice President and Director
                                   Date:  07/24/00
     Michael R. Levine

     s/s Sandy Winick              Treasurer and Director
                                   Date:07/24/00
     Sandy Winick





                          EXHIBIT 5.1



                    OPINION AS TO LEGALITY
                OGDEN, MURPHY, WALLACE P.L.L.C.
                  2100 WESTLAKE CENTER TOWER
                       1601 Fifth AVENUE
                   SEATTLE, Washington 98101
                        (206) 447-7000
July 21, 2000

Progolftournaments.com
3266 Yonge Street, #1203
Toronto, ON M4N 3P6

     Re:  Progolftournaments.com Registration Statement on
Form S-1

Ladies and Gentlemen:

     We have acted as counsel for Progolftournaments.com, a Nevada corporation (the Company), in connection with the preparation of the registration statement on Form S-1 (the Registration Statement) filed with the Securities and Exchange Commission(the Commission) pursuant to the Securities Act of 1933, as amended (theAct), relating to the public offering (the Offering) of up to 2,500,000 shares (the Shares) of the Companys common stock, $.001 par value (the ACommon Stock), to be sold by the selling stockholders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Companys Articles of Incorporation; (c) the Companys Bylaws; (d) certain records of the Companys corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the opinion that the Shares are validly issued under Section 4(2) of the Act; are fully paid and non-assessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.


Very truly yours,

OGDEN, MURPHY, WALLACE


James L. Vandeberg

VEO:lmt





                         EXHIBIT 23.1




                CONSENT OF INDEPENDENT AUDITOR

                    Janet Loss, C.P.A., P.C.
                  Certified Public Accountant
                      1780 South Bellaire
                           Suite 500
                       Denver, CO 80222


The Board of Directors
Progolftournaments.com
63 St. Clair Avenue, West
Suite 1704
Toronto, Ontario M4V 2Y9
Canada

Dear Sirs:

This letter will authorize you to include the Audit of your company dated September 30, 1999 and the Audit Report dated
July 20, 2000 in the Registration Statement currently under review with the Securities and Exchange Commission.


Yours Truly,

/S/ Janet Loss, C.P.A., P.C.
Janet Loss, C.P.A., P.C.

June 30, 2000